Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S CANADIAN LOYALTY BUSINESS SIGNS NEW MULTI-YEAR
AGREEMENT WITH MONERIS

AIR MILES Reward Program Expands Reach into the Business-to-Business Category

DALLAS, May 15, 2014 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Canadian coalition loyalty business signed a multi-year agreement with Moneris Solutions Corporation ("Moneris"), Canada's largest credit and debit card processor, as a sponsor in the AIR MILES® Reward Program.

With more than 350,000 customers in North America, Moneris, jointly owned by BMO Bank of Montreal (TSX:BMO) (NYSE:BMO) and Royal Bank of Canada (TSX:RY) (NYSE:RY), provides credit, debit, wireless and online payment services for merchants, servicing a wide range of industry segments. In addition to the more than three billion credit and debit card transactions it processes annually, Moneris offers electronic loyalty and stored-value gift card programs.

As a national AIR MILES Sponsor, Moneris will begin to offer small- to mid-market and above merchants AIR MILES reward miles for newly acquired payment processing services. Additional merchant and customer reward miles issuance growth opportunities will also soon be offered.

“We are pleased to welcome AIR MILES as a strategic partner and bring the benefits of the AIR MILES Reward Program to our customers,” said Rob Cameron, chief product and marketing officer of Moneris Solutions. “Moneris continuously strives to add new value to our service offering. Integration of this loyalty program is a key component of our delivery of innovative and secure payment solutions.”

According to Statistics Canada, there are currently more than 1.1 million small and mid-size businesses - defined as less than 499 employees - in Canada that account for over half of Canada’s gross domestic product (GDP). Ninety-eight percent of these businesses have less than 100 employees.

The AIR MILES Reward Program includes a unique value proposition for Canadian small business owners through its AIR MILES for Business facet for approximately 800,000 collectors who are small business owners. AIR MILES for Business collectors earn reward miles for both personal and business transactions, and receive access to exclusive merchandise, events and travel rewards designed especially for small business owners.

Moneris joins a growing roster of AIR MILES for Business Sponsors including BMO MasterCard,  AMEX Bank of Canada, STAPLES Canada, Shell Canada Products, Apotex, Budget Car and Truck Rental, Eastlink, Gerrie Electric, GESCAN, John Deere Credit, Sonepar Canada, and Uni-Sélect, among many others.

 “A significant and growing sector in Canada, small- and medium-sized businesses create opportunities for innovative business-to-business partnerships such as this multi-year agreement, which increases opportunities for issuing reward miles in a new merchant-to-merchant environment,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. “With small business being a growth category, we continue to explore opportunities to expand the small business sponsor base, increase reward miles issuance, and further engage existing small business owners to get more value out of the program by giving them the opportunity to reward themselves, their businesses and their employees.”

About Moneris Solutions

As one of North America's largest providers of payment processing solutions, Moneris Solutions Corporation ("Moneris") offers credit, debit, wireless and online payment services for merchants in virtually every industry segment and processes more than three billion transactions, annually. Moneris also offers electronic loyalty and stored-value gift card programs. With more than 350,000 merchant locations, Moneris provides the hardware, software and systems needed to improve business efficiency and manage payments. For more information please visit www.moneris.com.

About LoyaltyOne:

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne’s unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.